                                                                 Exhibit 10.32.9

This instrument, when recorded,
should be returned to:

Robert N. Farrar
Attorney at Law
The Carnegie Building
607 Broad Street, Suite 141
Rome, Georgia  30161-3059

================================================================================

                          GROUND SUB-SUBLEASE AGREEMENT
                                      (P1)

                          Dated as of December 30, 1996


                                     between

                       ROCKY MOUNTAIN LEASING CORPORATION,
                             as Ground Sub-sublessor


                                       and


                          OGLETHORPE POWER CORPORATION
                       (AN ELECTRIC MEMBERSHIP GENERATION
                          & TRANSMISSION CORPORATION),
                             as Ground Sub-sublessee


                                  Land Located
                            in Floyd County, Georgia

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.      DEFINITIONS....................................................2

SECTION 2.      SUB-SUBLEASE OF GROUND INTEREST................................2
                Section 2.1. Sub-sublease of Ground Interest...................2
                Section 2.2. Basic Ground Sub-sublease Term....................3
                Section 2.3. Renewal Ground Sub-sublease Term..................3
                Section 2.4. Return of Ground Interest.........................3
                Section 2.5. Early Termination.................................3
                Section 2.6. Net Lease.........................................3

SECTION 3.      RENT FOR THE SUB-SUBLEASE OF THE GROUND INTEREST...............5

SECTION 4.      QUIET ENJOYMENT IN FAVOR OF THE GROUND SUB-
        SUBLESSEE..............................................................5
                Section 4.1. Ground Sub-sublessee's Right of Quiet Enjoyment...5
                Section 4.2. Conveyances Pursuant to Section 4.2 of the Ground Lease.
                  .............................................................5

SECTION 5.      USE OF THE GROUND INTEREST BY GROUND SUB-
                SUBLESSEE......................................................5

SECTION 6.      TRANSFER OF GROUND INTEREST....................................6

SECTION 7.      INSPECTION.....................................................6

SECTION 8.      SECURITY FOR GROUND SUBLESSOR'S OBLIGATIONS....................6

SECTION 9.      MISCELLANEOUS..................................................7
                Section 9.1. Amendments and Waivers............................7
                Section 9.2. Notices...........................................7
                Section 9.3. Survival..........................................8
                Section 9.4. Successors and Assigns............................8
                Section 9.5. Business Day......................................9
                Section 9.6. Governing Law.....................................9
                Section 9.7. Severability......................................9
                Section 9.8. Counterparts......................................9
                Section 9.9. Headings and Table of Contents....................9
                Section 9.10.  Further Assurances..............................9
                Section 9.11.  Effectiveness of Ground Sub-sublease............9

LIST OF ATTACHMENTS:

Appendix A      -       Definitions

Schedule 1      -       Description of the Rocky Mountain Site
                        Facility Description Schedule
                        Exhibit A-2 -  Project Boundary Drawing
                        Exhibit A-3 -  Powertunnel and Powerhouse General Plan
                                       and Profile of the Rocky Mountain Project
                                       No. RM-00-CL-0013 R1
                        Exhibit A-4 -  Description of Equipment

                       GROUND SUB-SUBLEASE AGREEMENT (P1)


     This GROUND SUB-SUBLEASE AGREEMENT (P1), dated as of December 30, 1996 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Ground Sub-sublease"), between ROCKY MOUNTAIN LEASING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (together with its successors and permitted assigns, the "Ground Sub-sublessor"), and OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION), an electric membership corporation organized under the laws of the State of Georgia (together with its successors and permitted assigns the "Ground Sub-sublessee").

     WHEREAS, the Ground Sublessee and Georgia Power Company, a corporation organized under the laws of the State of Georgia (together with its successors and assigns, "Georgia Power"), own the Rocky Mountain Site as tenants in common under the laws of the State of Georgia;

     WHEREAS, the Rocky Mountain Site is more particularly described in Schedule 1 hereto, such Schedule 1 being attached to this Ground Sub-sublease as part hereof;

     WHEREAS, by the Rocky Mountain Agreements, the Ground Sublessee and Georgia Power established their respective rights and obligations as tenants-in-common of the Rocky Mountain Site and of all improvements thereafter to be constructed, and all personal property thereafter to be situated, on the Rocky Mountain Site. Such improvements and personal property owned by the Ground Sublessee and Georgia Power as tenants-in-common under Georgia law include the Facility;

     WHEREAS, as tenants-in-common of such real and personal property, the Ground Sublessee and Georgia Power hold a 74.61% and 25.39% undivided interest, respectively, in such real and personal property, including the right to nonexclusive possession of all such real and personal property, subject to the rights of the other to nonexclusive possession and the terms and conditions of the Rocky Mountain Agreements;

     WHEREAS, pursuant to the Head Lease, the Co-Trustee has acquired from the Ground Sublessee, as Head Lessor, a leasehold interest in the Undivided Interest in the Facility for a term equal to approximately 120% of the estimated useful life of the Facility, subject to extension as provided therein;

     WHEREAS, pursuant to the Ground Lease, the Co-Trustee has acquired from Oglethorpe, as Ground Lessor, a leasehold interest in the Ground Interest for a term equal to approximately 120% of the estimated useful life of the Facility, subject to extension as provided therein;

     WHEREAS, pursuant to the Facility Lease, the Facility Lessor has leased the Undivided Interest to the Ground Sub-sublessor, as Facility Lessee, for a term which shall end prior to the expiration of the term of the Head Lease;

     WHEREAS, pursuant to the Ground Sublease, the Ground Sublessor has leased to the Ground Sub-sublessor, as Ground Sublessee, the Ground Interest for a term coterminous with that of the Facility Lease;

     WHEREAS, pursuant to the Facility Sublease, the Ground Sub-sublessor, as Facility Sublessor, will sublease the Undivided Interest to the Ground Sub-sublessee, as Facility Sublessee, for a term which shall end prior to the expiration of the term of the Head Lease; and

     WHEREAS, pursuant to this Ground Sub-sublease, the Ground Sub-sublessor is sub-subleasing the Ground Interest to the Ground Sub-sublessee for a term coterminous with that of the Facility Sublease.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained; and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

     Capitalized terms used in this Ground Sub-sublease, including the recitals; and not otherwise defined herein shall have the respective meanings set forth in Appendix A hereto unless the context hereof shall otherwise require. The general provisions of Appendix A shall apply to terms used in this Ground Sub-sublease and specifically defined herein.

SECTION 2. SUB-SUBLEASE OF GROUND INTEREST.

     Section 2.1. Sub-sublease of Ground Interest. The Ground Sub-sublessor hereby sub-subleases the Ground Interest, upon the terms and conditions set forth herein, to the Ground Sub-sublessee for the term and renewal terms described below, and the Ground Sub-sublessee hereby sub-subleases the Ground Interest from the Ground Sub-sublessor. The Ground Sub-sublessor and the Ground Sub-sublessee understand and agree that (a) this sub-sublease of the Ground Interest is subject to the limitations identified in the definition of Ground Interest, (b) legal title to the Rocky Mountain Site remains vested in the Ground Lessor and Georgia Power as tenants-in-common, (c) this sub-sublease of the Ground Interest is subject and subordinate to the Lien of the Oglethorpe Mortgage and encumbrances described in the Title Report, (d) this sub-sublease of the Ground Interest is subject and subordinate to the interest of the Ground Sublessor in the Ground Interest created pursuant to Section 2.1 of the Ground Lease, (e) this sub-sublease of the Ground Interest is subject and subordinate to the interest of the Ground Sub-sublessor in the Ground Interest created pursuant to Section 2.1 of the Ground Sublease and (f) this sub-sublease of the Ground Interest is subject to the provisions of the Resource Management Agreement.

     Section 2.2. Basic Ground Sub-sublease Term. The term of this Ground Sub-sublease shall commence on the Closing Date and shall terminate at 11:57 p.m. (New York City time) on the Expiration Date (the "Basic Ground Sub-sublease Term") subject to early termination pursuant to Section 2.4 terms hereof and extension for the Renewal Ground Sub-sublease Term.

     Section 2.3. Renewal Ground Sub-sublease Term. If the term of the Facility Sublease shall be renewed for a Sublease Renewal Term pursuant to Section 15.3 of the Facility Sublease, the term of the sub-sublease to the Ground Sub-sublessee hereunder will be automatically renewed for a term which shall be coterminous with the Sublease Renewal Term of the Facility Sublease (a "Renewal Ground Sub-sublease Term").

     Section 2.4. Return of Ground Interest. Subject to Section 6 hereof, on the last day of the Ground Sub-sublease Term the Ground Sub-sublessee shall return the Ground Interest to the Ground Sub-sublessor by returning the same unto the possession of the Ground Sub-sublessor without representation or warranty other than that the Ground Interest is free and clear of all Liens other than Liens permitted on the Ground Interest by Section 6 of the Facility Sublease without any other liability or cost to the Ground Sub-sublessee. Upon returning the Ground Interest, the Ground Sub-sublessee shall execute, acknowledge and deliver a release of the Ground Interest to be prepared by the Ground Sub-sublessor at its expense and in a form reasonably satisfactory to the Ground Sub-sublessee to be duly recorded at the Ground Sub-sublessor's expense in the Office of the Clerk of the Superior Court of Floyd County, Georgia. The obligations of the Ground Sub-sublessee under this Section 2.4 shall survive the termination of this Ground Sub-sublease.

     Section 2.5. Early Termination. The Ground Sub-sublease Term shall be deemed automatically terminated upon the early termination of the Facility Sublease Term without any action of the Ground Sub-sublessor or any other Person.

     Section 2.6. Net Lease. This Ground Sub-sublease is a "net lease" and notwithstanding anything herein to the contrary, the Ground Sub-sublessee's obligation to pay all rent and other sums payable hereunder (and all amounts payable in lieu of rent and other sums following termination of this Ground Sub-sublease) shall be absolute and unconditional under any and all circumstances and shall not be terminated, extinguished, diminished, lost or otherwise impaired, nor shall the Ground Sub-sublessee's other obligations hereunder or the Ground Sub-sublessor's rights hereunder be terminated, extinguished, diminished, lost or otherwise impaired affected, by any circumstance of any character or for any reason whatsoever, whether or not the same involves the loss of all or any part of the leasehold estate granted by this Ground Sub-sublease, including without limitation any of the following circumstances or reasons: (i) any setoff, counterclaim, recoupment, defense or other right which the Ground Sub-sublessee may have against the Ground Sub-sublessor, the Trustees, the Owner Participant, or the Lender or any other Person, including, without limitation, any breach by any of said parties of any covenant or provision under this Ground Sub-sublease or under any Operative Document, (ii) any lack or invalidity of title or any defect in the title, condition, design, operation, merchantability or fitness for use of the Facility or any Component, or any foreclosure or deed in lieu of foreclosure of the Oglethorpe Mortgage, or any termination of the leasehold estate granted by this Ground Sub-sublease as a result thereof by operation of law or contract, or any eviction by paramount title or otherwise, or any unavailability of the Facility, the Rocky Mountain Site, any Component, any other portion of the Facility Lessee's Rocky Mountain Interest or the interest of any other Person or any part of the foregoing for any reason whatsoever, (iii) any loss or destruction of, or damage to, the Facility or any Component or interruption or cessation in the use or possession thereof or any part of the foregoing by the Ground Sub-sublessee for any reason whatsoever and of whatever duration, (iv) the condemnation, requisitioning, expropriation, seizure or other taking of title to or use of the Facility, the Rocky Mountain Site, any Component, any other portion of the Ground Sub-sublessee's Rocky Mountain Interest or any part of the foregoing by any Governmental Entity or otherwise, (v) the invalidity or unenforceability or lack of due authorization or other infirmity of this Ground Sub-sublease or any other Operative Document, (vi) the lack of right, power or authority of the Ground Sub-sublessor to enter into this Ground Sub-sublease or any other Operative Document, (vii) any ineligibility of the Facility or any Component for any particular use, whether or not due to any failure of the Ground Sub-sublessor or the Facility Operator to comply with any Applicable Law, (viii) any event of "force majeure" or any frustration, (ix) any legal requirement similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, (x) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Ground Sub-sublessee or any other Person, (xi) any Lien of any Person with respect to the Facility, the Rocky Mountain Site, any Component, any other portion of the Ground Sub-sublessee's Rocky Mountain Interest or any part of the foregoing, or (xii) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding, except as expressly set forth herein or in any other Operative Documents, it being the intention of the parties hereto that all rent and other sums payable by the Ground Sub-sublessee hereunder (and all amounts payable in lieu of rent and other sums following termination of this Ground Sub-sublease) be paid in the manner and at the times provided for herein. Such rent and other sums payable hereunder shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or reduction for any reason whatsoever, including any present or future claims of the Ground Sub-sublessee or any other Person against the Ground Sub-sublessor or any other Person under this Ground Sub-sublease or otherwise. If for any reason whatsoever this Ground Sub-sublease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Ground Sub-sublessee nonetheless agrees to the extent permitted by Applicable Law, to pay to the Ground Sub-sublessor any amount due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Ground Sub-sublease not been so terminated. The provisions of this Section 2.6 shall survive the termination of this Ground Sub-sublease for any reason whatsoever. Upon and after the termination of the leasehold hereby granted for any reason whatsoever, the Ground Sub-sublessee shall pay to the Ground Sub-sublessor in lieu of the rent and other sums payable hereunder, an amount equal to such rent and other sums, and this obligation is expressly agreed to be a covenant of the Ground Sub-sublessee that is independent of the existence of such leasehold. The obligations of the Ground Sub-sublessee to pay all amounts hereunder other than rent and other sums are also covenants that are independent of the existence of such leasehold and shall survive the termination thereof for any reason whatsoever.

SECTION 3. RENT FOR THE SUB-SUBLEASE OF THE GROUND INTEREST.

     As rent for the sub-sublease of the Ground Interest for the Ground Sub-sublease Term, the Ground Sub-sublessee agrees to pay to the Ground Sub-sublessor for the period commencing on the Closing Date and ending on the Expiration Date annual rent of $120,273 per year, payable in advance on July 1 of each year during the Ground Sub-sublease Term; provided that the first payment of rent shall be payable on the Closing Date and shall be prorated from the beginning of the Ground Sub-sublease Term to July 1, 1997. Notwithstanding the foregoing, so long as the Ground Sub-sublessor shall not be required to pay rent under the Ground Sublease in accordance with Section 3 thereof, the Ground Sub-sublessee shall not be required to pay rent hereunder. For the period from and after the Expiration Date to the end of the Ground Sub-sublease Term, the Ground Sub-sublessee agrees to pay to the Ground Sub-sublessor annual rent equal in timing and amount to the rent payable by the Ground Sublessee under the Ground Sublease.

SECTION 4. QUIET ENJOYMENT IN FAVOR OF THE GROUND SUB-SUBLESSEE.

     Section 4.1. Ground Sub-sublessee's Right of Quiet Enjoyment. The Ground Sub-sublessor warrants that it has full right and authority to sub-sublease the Ground Interest to the Ground Sub-sublessee pursuant to the terms of this Ground Sub-sublease and agrees that, notwithstanding any provision of any other Operative Document, during the Ground Sub-sublease Term, the Ground Sub-sublessor shall not through its own actions or inactions interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Ground Sub-sublessee of the sub-subleasehold interest in the Ground Interest pursuant to the terms hereof.

     Section 4.2. Conveyances Pursuant to Section 4.2 of the Ground Lease. Sales, grants of leases or easements and conveyances of portions of the Rocky Mountain Site, rights of way, easements or leasehold interests made by the Ground Lessor in accordance with Section 4.2 of the Ground Lease shall not constitute a breach of the Ground Sub-sublessee's right of quiet enjoyment under this Ground Sub-sublease. Any Released Property sold, leased or otherwise conveyed pursuant to the Ground Lessor's Release Rights shall automatically, without further act of any Person, be released from this Ground Sub-sublease.

SECTION 5. USE OF THE GROUND INTEREST BY GROUND SUB-SUBLESSEE.

     The Ground Sub-sublessee's rights hereunder to use the Ground Interest shall be limited to the right of the Ground Sub-sublessee, as Facility Sublessee, to use the Ground Interest during the Ground Sub-sublease Term in connection with the use, operation and maintenance of the Facility in accordance with the terms of the Rocky Mountain Agreements and the Facility Sublease which shall include the right to construct, install, operate, use, repair and relocate facilities and structures on or under the Rocky Mountain Site, including buildings, roads, paths, walkways, sanitary sewers, storm drains, water and gas mains, waste disposal systems, electric power lines, telephone, television and telecommunication lines, fire protection systems, safety sensor and monitoring systems, and utility lines and systems, and any other uses as shall be permitted by the Rocky Mountain Agreements. Notwithstanding any provision contained in this Ground Sub-sublease or in any Operative Document, the Ground Sub-sublessee has the right to perform any and all acts required by an order of the FERC or its successor affecting the Facility or the Rocky Mountain Site without the prior approval of the Ground Sub-sublessor or any other party to the Operative Documents.

SECTION 6. TRANSFER OF GROUND INTEREST.

     The Ground Sub-sublessee expressly agrees that the Ground Sub-sublessee shall not transfer its Ground Interest except as part of the Ground Sub-sublessee's transfer of the Facility Sub-sublessee's Rocky Mountain Interest. The Ground Sub-sublessee acknowledges that the Ground Sub-sublessor shall have the right to transfer and convey the Ground Interest under and in accordance with Sections 10.2, 13.2, 14.3, 17.1(c), 17.1(e) or 18 of the Facility Sublease in connection with the Ground Sub-sublessor's transfer thereunder of the Facility Sublessor's Rocky Mountain Interest and the Ground Sub-sublessor agrees to comply with the provisions of the applicable sections of the Facility Sublease in connection with such transfer to the extent required thereunder, and the Ground Sub-sublessee shall have the right to sublease the Ground Interest to a Person which is a sublessee of the Undivided Interest in accordance with Section 19 of the Facility Sublease.

SECTION 7. INSPECTION

     During the Ground Sub-sublease Term, at such times as reasonably requested, each of the Ground Sub-sublessor, the Co-Trustee, the Owner Participant, and the Lender and their representatives may, at reasonable times, on reasonable notice to the Co-Owners and at their own risk and expense (except, at the expense, but not risk, of the Ground Sub-sublessee when a Sublease Event of Default has occurred and is continuing), inspect the Rocky Mountain Site; provided, however, that any such inspection will not interfere with the Co-Owners' normal commercial operation of the Rocky Mountain Site and will be in accordance with the Rocky Mountain Operator's safety and insurance programs.

SECTION 8. SECURITY FOR GROUND SUBLESSOR'S OBLIGATIONS

     In order to secure all amounts payable by and all obligations to be performed by the Ground Sub-sublessor under the Facility Lease, the Ground Sub-sublessor will assign for security purposes its rights under this Ground Sub-sublease to the Facility Lessor pursuant to the Facility Sublease Assignment Agreement. In order to secure the Secured Indebtedness, the Facility Lessor's right, title and interest in the Facility Sublease Assignment Agreement will be assigned by the Facility Lessor to the Lender pursuant to the Loan Agreement and the Deed to Secure Debt. The Ground Sub-sublessee hereby consents to such assignments and the creation of such Liens and acknowledges receipt of copies of the Facility Sublease Assignment Agreement, the Loan Agreement and the Deed to Secure Debt, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances. Unless and until the Ground Sub-sublessee shall have received written notice from the Lender that the assignments pursuant to the Facility Sublease Assignment Agreement, the Loan Agreement and the Deed to Secure Debt have been fully terminated the Lender shall have the right to exercise the rights of the Ground Sub-sublessor under this Ground Sub-sublease to the extent set forth in the Facility Sublease Assignment Agreement and subject in each case to the exceptions set forth in the Loan Agreement or the Deed to Secure Debt.

SECTION 9. MISCELLANEOUS.

     Section 9.1. Amendments and Waivers. No term, covenant, agreement or condition of this Ground Sub-sublease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

     Section 9.2. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or next business day mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other parties:

If to the Ground Sub-sublessor:

       Rocky Mountain Leasing Corporation
       c/o Corporation Trust Center
       1209 Orange Street, Room 123
       Wilmington, Delaware 19801

       Facsimile No.: (302) 688-5459
       Telephone No.: (302) 777-0250

       with copies to:

       Sutherland, Asbill & Brennan, L.L.P.
       999 Peachtree Street, N.E.
       Atlanta, Georgia  30309-3996

       Facsimile No.:  (404) 853-8806
       Telephone No.:  (404) 853-8000
       Attention:Cada T. Kilgore, III

       and to:

       Utrecht-America Finance Co.,
       c/o Rabobank Nederland, New York Branch
       245 Park Avenue
       New York, New York  10167-0062

       Facsimile No.:  (212) 916-7880
       Telephone No.:  (212) 916-7864
       Attention:  General Counsel's Office


If to the Ground Sub-sublessee:

       Oglethorpe Power Corporation
       2100 East Exchange Place
       Tucker, Georgia 30085-1349

       Facsimile No.:  (770) 270-7325
       Telephone No.:  (770) 270-7920
       Attention:    Vice President-Finance

       with a copy to Utrecht-America Finance Co. at the address set forth above.

     Section 9.3. Survival. Except as expressly set forth herein, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Ground Sub- sublease.

     Section 9.4. Successors and Assigns.

     (a) The Ground Sub-sublessor hereby consents to the entry by the Ground Sub-sublessee into and performance by the Ground Sub-sublessee of the Operative Documents, including any assignment pursuant thereto. This Ground Sub-sublease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns as permitted by and in accordance with the terms hereof.

     (b) Except as expressly provided herein or in the other Operative Documents, the Ground Sub-sublessor may not assign or transfer any of its interests herein without the consent of the other party hereto.

     (c) This Ground Sub-sublease conveys a leasehold estate and not a usufruct.

     Section 9.5. Business Day. Notwithstanding anything herein to the contrary, if the date on which any payment or performance is to be made pursuant to this Ground Sub-sublease is not a Business Day, the payment or performance otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

     Section 9.6. Governing Law. This Ground Sub-sublease shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance except to the extent the law of the State of Georgia is mandatorily applicable.

     Section 9.7. Severability. If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

     Section 9.8. Counterparts. This Ground Sub-sublease may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one instrument.

     Section 9.9. Headings and Table of Contents. The headings of the sections of this Ground Sub-sublease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 9.10. Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Ground Sub-sublease.

     Section 9.11. Effectiveness of Ground Sub-sublease. This Ground Sub-sublease has been dated as of the date first above written for convenience only. This Ground Sub-sublease shall be effective on the date of execution and delivery by the Ground Sub-sublessee and the Ground Sub-sublessor.

     Section 9.12. Measuring Life. If and to the extent that any of the rights and privileges granted under this Ground Sub-sublease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Ground Sub-sublease, such options, rights and privileges, subject to the respective conditions herein governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Ground Sub-sublease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specific applicable period of time expressed in this Ground Sub-sublease, whichever of (a) and (b) is shorter.

     IN WITNESS WHEREOF, the undersigned have caused this Ground Sub-sublease to be duly executed and delivered by their respective officers thereunto duly authorized.



                                             ROCKY MOUNTAIN LEASING
                                             CORPORATION,
                                             as Ground Sub-sublessor


                                             By: /s/ Eugen Heckl
                                                 -------------------
                                             Name:   Eugen Heckl

                                             Title:  Vice President
                                             Date:   12/30/96
Signed and delivered
in the presence of:


/s/ Leonard Scott
-----------------
Unofficial Witness


/s/ Patricia R. Bouldin
-----------------------
Notary Public

My Commission Expires: June 2, 1998
                       ------------
[Notary Seal]

                                             OGLETHORPE POWER CORPORATION
                                             (AN ELECTRIC MEMBERSHIP
                                             GENERATION & TRANSMISSION
                                             CORPORATION),
                                             as Ground Sub-sublessee


                                             By: /s/ T. D. Kilgore
                                                 -----------------
                                             Name:   T. D. Kilgore

                                             Title:  President and CEO
                                             Date:        12/30/96
Signed and delivered
in the presence of:

/s/ Gary M. Bullock
-------------------
Unofficial Witness


/s/ Patricia R. Bouldin
-----------------------
Notary Public

My Commission Expires:June 2, 1998
[Notary Seal]

                           SCHEDULE TO EXHIBIT 10.32.9

                            GROUND SUB-SUBLEASE (P1)

     The following table indicates for each transaction the name of the corresponding Owner Participant:


  Agreement       Date                   Owner Participant
  ---------       ----                   -----------------

  P1              December 30, 1996      Philip Morris Capital Corporation

  P2              January 3, 1997        Philip Morris Capital Corporation

  F3              December 30, 1996      First Chicago Leasing Corporation

  F4              December 30, 1996      First Chicago Leasing Corporation

  N5              December 30, 1996      NationsBanc Leasing & R.E. Corporation

  N6              January 3, 1997        NationsBanc Leasing & R.E. Corporation

     Other than Appendix A, the Exhibits and Schedules to the Ground Sub-sublease (P1) are not filed herewith; however, the registrant hereby agrees that such Exhibits and Schedules will be provided to the Commission upon request.

                                                                     APPENDIX A
                                                                             to
                                                            Ground Sub-sublease
                                                            -------------------

                                   DEFINITIONS


            Refer to Appendix A to Exhibit 10.32.1 of the Form 10-K.